MOBILE APPLICATION DEVELOPMENT AND INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

MOBILE APPLICATION DEVELOPMENT AND INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (“Agreement”) is made and entered into as of the 22nd day of  November, 2013 (the “Effective Date”) by and between Kange Corp. (“Company”) and Aleksandr Mihailishin (“Developer”).  Intending to be legally bound, Company and Developer agree as follows:

WHEREAS, Developer is in the business of providing certain technological services, including but not limited to application development and technical solutions for his clients; and

WHEREAS, Company desires to enter into this Agreement with Developer for certain services and the development of certain applications, as described further under this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. SERVICES. Developer will perform for Company, as a “work made for hire”, the services doe the development of a mobile software application for iOS devices and Android OS devices, that are more particularly described in any schedules, invoices, purchase order or statements of work (“hereinafter all referenced as “Schedules”) that the parties have executed, or may execute from time to time, which shall be and are hereby incorporated by reference and made a part of this Agreement. Any and all services and/or Schedules performed by Developer (hereinafter referred to as “Work”), may include, but are not limited to, the development and/or delivery of any software, applications, technologies, materials, inventions, ideas, designs, concepts, techniques, discoveries, or improvements created by Developer. Developer is not obligated to perform any Work, and Company has not contracted for any Work, unless and until a Schedule is executed by both parties. Both parties agree the requirement of a written signed Schedule is satisfied upon either (a) Developer and Company’s signing a Schedule, or (b) Developer’s commencing Work described in an electronic Schedule or purchase order transmitted by an authorized and designated Company employee. In the event that Developer performs and Company pays for any services without having executed a Schedule or any other written agreement applying to such services, then such services will constitute Work under this Agreement and will be governed by the terms and conditions of this Agreement. Developer agrees to deliver final software applications (and all source code and object code related thereto) to Company no later than 6 months after receiving the $5,000 payment, described in Section 5, to commence activities related to the Work described in the Schedule.

2. ACCEPTANCE PROCESS. Unless provided otherwise in the applicable Schedule, Company will have forty-five (45) days following delivery of any Work in which to evaluate the Work and any portion thereof and submit a written notice of acceptance or rejection to Developer, or such other longer time as is reasonable under the circumstances. Company may accept or reject Work based on its failure to conform to any Schedule, specifications or warranties or its being unfit for Company’s intended purpose. No Work shall be deemed accepted absent Company’s written acknowledgement of its acceptance to Developer and shall therefore constitute Developer’s rejection of Work. In the event of Developer’s rejection of any Work, Developer will promptly correct the Work. If Developer fails to correct the Work within fifteen (15) days after notice of rejection or other reasonable period agreed to by the parties, Company may terminate the applicable Work to this Agreement, or the applicable portion thereof, and receive a full refund of amounts paid under such Schedule for the rejected Work.

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3. SUBCONTRACTING. Developer may not subcontract the Work or any portion of the Work under this Agreement to any third party (including without limitation any independent contractor) without the prior written consent of Company. In the event that Company consents to the use of a subcontractor, then (a) Developer guarantees the subcontractor’s performance, (b) Developer remains obligated under this Agreement and the applicable Schedule for the performance of the subcontracted Work, notwithstanding Company’s consent to the use of a subcontractor, (c) Developer will, prior to the subcontractor begins to perform any of the subcontracted Work, enter into a written agreement with the subcontractor obligating the subcontractor to comply with Developer’s obligations under this Agreement and the applicable Schedule, (d) Company will have no obligation or liability to the subcontractor under this Agreement or any Schedule or otherwise and the subcontractor will have no rights or remedies against Company under this Agreement or any Schedule or otherwise, and (e) Company will have the right but not the obligation to directly pay the subcontractor for any Work it performs under this Agreement and to offset the amount of such payment against any amounts owed Developer. Developer may not impose on Company a surcharge for any subcontractor fees.

4. COMPANY MATERIALS. For purposes of this Agreement: “Company Materials” means any equipment or other tangible materials, software, documentation, methodologies, know how, processes, techniques, ideas, concepts, technologies, data and/or any other information that are provided by Company to Developer in connection with any Schedule. If Company provides Developer any Company Materials in connection with any Schedule, then Company hereby grants Developer a non-exclusive, personal, non-transferable, non-assignable license to (during the term of such Schedule and subject to any additional terms and conditions in any license or other agreement provided by Company with such Company Materials) internally use, modify and create derivative works of such Company Materials for the sole purpose of, and solely to the extent strictly necessary for, performing the Work under such Schedule. Any modifications, enhancements, and/or derivative works Developer makes of Company Materials will constitute Work assigned to Company under this Agreement. Company retains all right, title and interest in the Company Materials. The Company Materials constitute Company Confidential Information and are subject to Section 7 of this Agreement. Developer assumes the risk of loss, damage, unauthorized access and/or use, theft and/or disappearance of Company Materials in Developer’s care, custody or control. Developer will not remove, alter or obscure any markings identifying Company Materials as Company property or proprietary or confidential to Company. Developer acknowledges that Company Materials consisting of Company software are subject to U.S. export jurisdiction and may be of U.S. origin. Developer agrees to comply with all applicable international and national laws that apply to the Company Materials, including without limitation the U.S. Export Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. and other governments.

5. PAYMENT TERMS. Company will pay Developer the fees for the Work as set forth in the applicable Schedule for such Work (“Fees”), in accordance with such Schedule and the payment terms in this Section 5.Unless otherwise agreed upon in any Schedule, Company will pay Developer (i) US$2,000 prior to commencement of Work described in the Schedule, and (ii) US$3,000 within sixty (60) days from Company’s acceptance of the Work and receipt of a correct and undisputed invoice from Developer.  Unless otherwise agreed in the Schedule, in no event will Company be obligated to pay any invoice received from Developer more than sixty (60) days from the date the Work was accepted. Developer will bear sole responsibility for all expenses incurred in connection with the performance of the Work, unless otherwise agreed to in advance and in writing by Company.

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5.1 Company Invoice. Developer will invoice Company for all amounts due under this Agreement in accordance with any Schedule, this Agreement or as otherwise agreed upon in writing by the parties. Developer’s invoices will set forth all amounts due from Company to Developer and will contain sufficient detail to allow Company to determine the accuracy of the amount(s) billed.

5.2 Payment Method. Payments by Company will be made, within Company’s discretion, according to Company’s then-current payment policies or as agreed upon in the applicable Schedule. Company will be entitled to offset any amounts that Developer owes to Company against any amounts Company owes to Developer.

5.3 Disputed Amounts. Company may dispute any payable amount by notice to Developer orally or in writing within sixty (60) calendar days of Company’s receipt of the invoice, which claim of dispute may concern not only the accuracy of the charge itself, but also any claim of deficient services or performance, or any other claim of breach of this Agreement that relates to the specific charges in the invoice. Any partial payment of an invoice will be deemed notice by Company of the disputed amount, unless such partial payment is in accordance with payment terms contained in the applicable Schedule for Work. All disputed amounts that Company subsequently agrees in writing to pay, or that are required to be paid pursuant to a proper court order or award from any mutually submitted arbitration, will be paid on the payment terms set forth in Section 5 above. Payment of an invoice without asserting a dispute is not a waiver of any claim or right. Failure by Company to dispute any invoiced amount within the periods set forth above will not be deemed a waiver of any claims that were unknown to Company at the time.

6.	INTELLECTUAL PROPERTY RIGHTS AND OWNERSHIP OF WORK

For purposes of this agreement, “Intellectual Property Rights” means any and all (i) copyrights and other rights associated with works of authorship throughout the world, including neighboring rights, moral rights, and mask works, (ii) trade secrets and other confidential information, (iii) patents, patent disclosures and all rights in inventions (whether patentable or not), (iv) trademarks, trade names, Internet domain names, and registrations and applications for the registration thereof together with all of the goodwill associated therewith, (v) all other intellectual and industrial property rights of every kind and nature throughout the world and however designated, whether arising by operation of law, contract, license, or otherwise, and (vi) all registrations, applications, renewals, extensions, continuations, divisions, or reissues thereof now or hereafter in effect.

6.1 Work Made for Hire. The Work (including, without limitation, any works of authorship, documents, records, notes, inventions (whether or not reduced to practice), methods, materials, ideas, designs, models, concepts, techniques, discoveries, and improvements created, conceived or reduced to practice by Developer in connection with Work or by use of or exposure to Company Confidential Information) has been specially ordered and commissioned by Company, may be incorporated in existing Company works as a compilation or collective work, and constitutes work made for hire for Company under applicable copyright law to the extent it qualifies as such. Developer agrees that Company will own all Intellectual Property Rights in the Work and that the Work is a “work made for hire” for copyright purposes.

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6.2 Assignment. Developer hereby assigns to Company, its successors and assigns, all rights, title and Intellectual Property Rights interests in and to the Work including, without limitation, the following:

(a) any Intellectual Property Rights that Developer may possess or acquire in the Work that do not qualify as a work made for hire, and all copyrights and equivalent rights in the Work, throughout the world, including without limitation all renewals and extensions of such rights that may be secured under the laws now or hereafter in force and effect in the United States of America or in any other country or countries;

(b) all rights in and to any inventions, ideas, designs, concepts, techniques, discoveries, or improvements, whether or not patentable, embodied in the Work or developed in the course of Developer’s creation of the Work, including, but not limited to, all trade secrets, utility and design patent rights and equivalent rights in and to such inventions and designs throughout the world, regardless of whether or not legal protection for the Work is sought;

(c) any documents, magnetically or optically encoded media, or other materials created by Developer under this Agreement; and

(d) the right to sue for infringements (including, without limitation, any infringements that may occur before the date of this Agreement), and to collect and retain damages from any such infringements.

6.3 Assignment in Perpetuity & Worldwide. For the avoidance of doubt: (a) the assignment set forth in Section 6.2 above is in perpetuity and worldwide; and (b) notwithstanding anything contained in any applicable law of any jurisdiction, the assigned rights will not revert to Developer if not exercised at any time whatsoever.

6.4 Further Assurances; Other Rights. At Company’s expense, Developer will execute and deliver such documents and take such other action as may be requested by Company to evidence, perfect or protect Company’s rights in the Work and to carry out the assignments and waivers contemplated in this Section 6. In this regard, Developer will cooperate with Company in the filing and prosecution of any copyright, trademark or patent applications that Company may elect to file on the Work or inventions and designs relating to the Work. Developer hereby appoints Company as Developer’s attorney-in-fact (this appointment being irrevocable and coupled with an interest) to execute such documents on Developer’s behalf. Developer will not challenge, oppose or interfere with such applications and will not file any such applications on its own behalf. To the extent Developer has any rights in the Work not subject to assignment, including without limitation any moral rights; Developer waives and agrees not to assert such rights and enforcement thereof to the maximum extent permitted by law.

7.	NON-DISCLOSURE

7.1 Non-Disclosure Generally. At all times during and after the term of this Agreement, Developer will hold in strictest confidence, and will not use or disclose to any third party, any Company Confidential Information. The term “Company Confidential Information” means all non-public information that Company designates as being confidential or which under the circumstances of disclosure ought to be treated as confidential. “Company Confidential Information” includes, without limitation, Company Materials, the Work, the existence of this Agreement and/or any Schedules, terms and conditions of this Agreement and/or any Schedules, information relating to released or unreleased Company software or hardware products, marketing or promotion of any Company product, business policies or practices of Company, customers or suppliers of Company, “Personal Information” (as defined in Section 8.1 below), or information received from others that Company is obligated to treat as confidential. If Developer has any questions as to what constitutes Company Confidential Information, Developer will consult with Company. “Company Confidential Information” does not include information that, through no fault or breach of Developer or any third party: (a) was known to Developer prior to Company’s disclosure to Developer; or (b) becomes publicly available.

7.2 Press Releases and Publicity. Absent Company’s written authorization, which shall only apply to each specific instance or request by Developer, Developer will not issue press releases or publicity in any form that relates to this Agreement. Developer will not use the Company’s name or any Company trademarks in any brochures, advertisements, websites or other marketing materials, except as may be expressly permitted in the applicable Schedule or other Company agreement, and then only if such use complies with guidelines designated by Company from time to time, and only if such use has been reviewed and approved in advance by Company as to its compliance with the applicable Schedule or agreement and with Company guidelines. Provided that Developer requests and obtains Company’s prior written consent, Developer may use the Company’s name in client presentations or in written response to requests for client lists as part of requests for proposals or requests for information.

8.	PERSONAL INFORMATION

8.1 Personal Information Defined. For the purposes of this section, “Personal Information” means any information provided by Company or collected by Developer in connection with this Agreement (a) that identifies or can be used to identify, contact, or locate the person to whom such information pertains, or (b) from which identification or contact information of an individual person can be derived. Personal Information includes, but is not limited to, name, address, phone number, fax number, email address, social security number or other government-issued identifier, and credit card information. Additionally, to the extent any other information (such as, but not necessarily limited to, a personal profile, unique identifier, biometric information, and/or Internet Protocol address) is associated or combined with Personal Information, then such information also will be considered Personal Information.

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8.2 Collection and Access. Developer will not collect or access any Personal information except to the extent such collection or access is strictly necessary to perform the Work or to fulfill any legal requirements in the performance of the Work. If the Work involves the collection of Personal Information directly from individuals, such as through a webpage, Developer will provide a clear and conspicuous notice regarding the uses of the Personal Information and comply with Company’s notices, policies and procedures for the collection and use of Personal Information.

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8.3 Use of Personal Information. Developer will use Personal Information only as necessary to perform the Work in accordance with this Agreement and the applicable Schedule and not for any other purpose whatsoever. Developer will maintain such Personal Information as Company Confidential Information under Section 7. Developer will not share any Personal Information that is collected or possessed by Developer with any third parties for any reason except as necessary to carry out the Work, and only under terms and conditions substantially similar to those contained in this Section 8. If Developer is served with a court order compelling disclosure of any Personal Information or receives notice of proceedings for such an order, Developer will oppose the order, will promptly notify Company of the order or notice, and will provide Company the opportunity to intervene before Developer files any response to the order or notice.

8.4 Handling of Personal Information. Developer will take reasonable steps to protect Personal Information in Developer’s possession from unauthorized use, access, disclosure, alteration or destruction. Security measures will include, without limitation, access controls, encryption or other means, where appropriate. Developer must immediately notify Company of any known security breach that may result in the unauthorized use, access, disclosure, alteration or destruction of Personal Information. Developer will conduct an audit on at least an annual basis to evaluate the security of Personal Information in Developer’s possession and to verify that the terms of this Agreement with respect to Personal Information are being followed. Upon request from Company, Developer will provide Company with all audit results and all Personal Information in Developer’s possession.

9. DEVELOPER REPRESENTATIONS AND WARRANTIES

Developer represents and warrants that:

(a) Developer has full and exclusive right and power to enter into and perform according to the terms of this Agreement;

(b) The Work as delivered to Company does not infringe or misappropriate any copyright, patent, trade secret, trademark, or other proprietary right held by any third party and is free of any lien, claim, security interest or encumbrance;

(c) The Work will meet the specifications described in the applicable Schedule, will be complete and accurate, and will comply with all applicable laws and regulations;

(d) Developer will have all necessary rights to the Work to transfer ownership to Company as required by Section 6.2 above. Work created by Developer employees will be created within the scope of their employment and pursuant to written obligation to assign to Developer all right, title and interest in the Work, including without limitation the rights enumerated and assigned to Company in Section 6.2 above. If Company provides consent under Section 3 for a subcontractor to perform Work, such subcontractor will be bound by written obligation to assign all right, title and interest in the Work to Developer including without limitation the rights enumerated and assigned to Company in Section 6.2 above;

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(e) Developer will not incorporate into the Work any product, software, or other materials for which the intellectual property rights are not owned solely by Developer without the express written permission of Company;

(f) The Work will be performed in a professional manner and will be of a high grade, nature, and quality;

(g) The Work is not, and when delivered to Company will not be, in whole or in part, governed by an Excluded License. An Excluded License is any license that requires, as a condition of use, modification and/or distribution of software subject to the Excluded License, that such software and/or other software combined and/or distributed with such software be (a) disclosed or distributed in source code form; (b) licensed for the purpose of making derivative works; or (c) redistributable at no charge.

(h) The software component of any Work as delivered to Company will not contain any viruses or other applications or executables that will degrade or infect any Work product or any other software or Company’s network or systems, including without limitation any “trap doors,” “worms” and “time bombs.”

(i) Developer will dedicate appropriate facilities, skilled employees, and resources to complete Work.

(j) Company Materials will be used for the sole purpose of performing the Work under the Schedule for which Company provides the Company Materials to Developer. Company Materials will not be disclosed to or used for the benefit of any third party.

(k) Developer will comply with all applicable laws and treaties in performing the Work, including without limitation all applicable employment, health and safety, environmental and immigration laws.

Developer agrees that any breach, or threatened breach, of this Agreement by Developer could cause irreparable damage and that in the event of such breach, or threatened breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance as well as all other equitable relief to prevent the violation of Developer’s obligations hereunder without the necessity of any proof of actual damages or the posting of a bond or other security.

10.	INDEMNITY

10.1 Indemnification Obligation. Developer will indemnify, hold harmless and upon written request defend Company and its affiliates and the respective officers, directors, employees, agents and successors of Company and its affiliates (collectively, “Indemnified Parties”) from and against any and all actions, suits, proceedings, claims, demands, investigations, liabilities, damages, penalties, fines, judgments, settlements, costs and expenses (including, without limitation, any attorneys’ and experts’ fees and expenses) arising out of or relating to (a) any claim that the Work, or any name or mark furnished by Developer under this Agreement, infringes or misappropriates any confidential information, trade secret, patent, copyright, trademark, trade name, or any other legal right of any third party, (b) any claim that, if true, would constitute a breach of Developer’s warranties set forth in Section 9 of this Agreement, and/or (c) Developer’s negligence, malfeasance, violation of law, or any other breach of or default under this Agreement (collectively, “Claims”).

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10.2 Indemnification Procedure. If any action is brought against any Indemnified Party for which Developer is obligated to provide a defense under Section 10.1, Company or the Indemnified Party will promptly notify Developer in writing. Company will cooperate with Developer at Developer’s request and expense in all reasonable respects in connection with the defense of any such action. Developer may upon written notice thereof to the applicable Indemnified Parties undertake to conduct all proceedings or negotiations in connection therewith and assume the defense thereof, and if it so undertakes, it will also undertake all other required steps or proceedings to settle or defend any such action, including without limitation the employment of counsel satisfactory to the applicable Indemnified Parties and payment of all expenses as they come due. Company and the Indemnified Parties will have the right to employ separate counsel and participate in the defense thereof at their own expense. Developer will reimburse the applicable Indemnified Parties upon demand for any payments made or loss suffered by them in connection with any Claim. Developer will keep the applicable Indemnified Parties informed of and consult with them concerning defense or settlement of each Claim. Developer will not have any right, without the applicable Indemnified Parties’ prior written consent, to agree or consent to any stipulation, admission or acknowledgment of any fault, guilt, wrongdoing or liability on the part of any Indemnified Party or to any settlement, judgment or order.

10.3 Infringing Work. If the Work furnished hereunder is in any action held to constitute an infringement and its use is enjoined, Developer will, in addition to its obligations under Section 10.1 and Section 10.2, immediately and at its expense either (a) procure for Company the right to continue use, sale, and marketing of the Work or (b) replace or modify the Work with a version of the Work that is non- infringing. If options (a) and (b) are not available to Developer, Developer will refund to Company all amounts paid to Developer by Company hereunder.

11. LIMITATIONOF LIABILITY

NOTWITHSTANDING ANYTHING ELSE HEREIN, EXCEPT FOR ANY LIABILITY  OR  DAMAGES  ARISING  OUT  OF SECTIONS  6, 7, 8 AND 9  OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO  EVENT  WILL  EITHER  PARTY  BE  LIABLE  TO  THE  OTHER PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE) OR ANY OTHER LEGAL OR EQUITABLE THEORY FOR (A) ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, (B) ANY AMOUNT IN THE AGGREGATE IN EXCESS OF THE  FEES  PAID  (PLUS  AMOUNTS  PAYABLE)  TO  TOPTAL  IN  THE  SIX  (6)  MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE.

12.	TERM AND TERMINATION

12.1 Term. This Agreement will commence as of the Effective Date and will remain in effect until terminated. Either party may terminate this Agreement if the other party is in material breach or default of any obligation that is not cured within thirty (30) calendar days’ notice of such breach. Notwithstanding the foregoing, Company may terminate this Agreement upon three (3) days written notice to Developer, in the event Developer has breached or Company reasonably believes Developer to have breached its obligations under this Agreement in relation to any of the following: non-disclosure and confidentiality, compliance with applicable laws and regulations, Company’s or a third party’s proprietary and intellectual property rights, or any lawsuits, actions, claims, assertions or other legal proceedings against Developer.

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12.2 Termination of Agreement. This Agreement will terminate upon ninety (90) days’ prior written notice by either party, provided that Developer must complete and deliver to Company all Work pursuant to any Schedules in effect.

12.3 Termination Effect. The sole effect of terminating this Agreement will be to terminate the ability of either party to enter into subsequent Schedules that incorporate the terms of this Agreement. Termination of the Agreement will not, by itself, result in the termination of any Schedules previously entered into (or extensions of the same) that incorporate the terms of this Agreement, and the terms of this Agreement will continue in effect for purposes of such Schedules unless and until the schedule itself is terminated or expires.

12.4 Termination of Schedule. The term of any Schedules may be set forth in an applicable schedule. Company will have the right to cancel any Schedule with or without cause upon written notice to Developer. Upon receipt of such notice, Developer will discontinue all Work under the applicable Schedule. Except in cases of cancellation for cause under this Agreement, Company will pay for all Work performed by Developer under the applicable Schedule up until the earlier of: (a) the date of Developer’s receipt of the cancellation notice; or (b) the date five (5) days after Company sends the cancellation notice.

12.5 Delivery of Materials. Within ten (10) days following completion of or cancellation of a Schedule or termination of this Agreement, or upon Company’s request, Developer will (a) deliver to Company all tangible materials constituting, containing or embodying Work, Company Confidential Information, Personal Information and Company Materials (including, without limitation, all drawings, blue prints, notes, memoranda, specifications, software, electronic media, designs, devices, documents, documentation and any other materials), and (b) irretrievably delete all Work, Company Confidential Information, Personal Information and Company Materials that Developer possesses in electronic or other intangible form, except to the extent that Company may in its sole discretion provides its prior written consent to Developer retaining any of the foregoing, and except that, unless Company provides contrary instructions, Developer may retain any Work, Company Confidential Information, Personal Information and Company Materials necessary to complete Work under Schedules that have not been completed or cancelled. At Company’s request, Developer will provide Company with a certificate signed by an officer of Developer certifying Developer’s compliance with the foregoing.

12.6 Survival. Sections 5,6, 7, 8, 9 and 10 and all of the respective subsections of each of those sections will survive any expiration or termination of this Agreement.

13.	TAXES

13.1 Developer Responsibility for Taxes. The amounts to be paid by Company to Developer herein do not include any value-added tax, business tax or any other indirect and direct taxes arising as a result of or in connection with the transactions contemplated under this Agreement. To the extent applicable, Developer agrees to pay all applicable taxes levied on it by a duly constituted and authorized taxes authority on the transactions covered under this Agreement. To the extent required by any such taxing authority , Developer may collect such taxes, if any, from Company solely based on the amounts payable under this Agreement (such taxes the “Collected Taxes”), and in such case, company shall remit to Company official tax certificates indicating that such taxes have been collected by Developer and submitted to the appropriate tax authorities. Developer will take such steps as are requested by Company to minimize such Collected Taxes in accordance with all relevant laws and to cooperate with and assist Company, at Company’s request, in challenging the validity of any Collected Taxes or taxes otherwise paid by Company. Developer will equally share the cost of any successful Company-initiated ruling and/or appeal or other determination that concludes that the Collected Taxes are not owed in whole or in part under this Agreement. When Developer receives the payment from Company, Developer should issue formal tax receipts for Company income tax deduction purpose. Developer will indemnify and hold Company harmless from any Collected Taxes, penalties, interest, or additions to tax arising from amounts paid by Company to Developer under this Agreement, that are asserted or assessed against Company to the extent such amounts relate to amounts that are paid to or collected by Developer from Company under this section. If any taxing authority refunds any tax to Developer which Company originally paid to Developer, or Developer otherwise becomes aware that any tax was incorrectly and/or erroneously collected from Company, or Developer otherwise receives an economic benefit (including an audit offset) as the result of incorrectly and/or erroneously receiving Collected Taxes from Company, then Developer will promptly remit to Company an amount equal to such refund, incorrect collection or tax benefit as the case may be, plus any interest thereon.

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13.2 Withholding. If taxes are required to be withheld on any amounts otherwise to be paid by Company to Developer, Company may deduct such taxes from the amount otherwise owed and pay them to the appropriate taxing authority. At Developer’s written request and expense, Company will use reasonable efforts to cooperate with and assist Developer in obtaining tax certificates or other appropriate documentation, evidencing such payment, provided, however, that the responsibility for such documentation will remain with Developer.

13.3 Developer Employees. The parties agree that any workers who are engaged by Developer and perform Work (“Workers”) will be employees of Developer and not of Company or its subsidiaries for all purposes, including without limitation workers’ compensation, taxes, compensation and employee benefits. Developer will make all applicable employment and payroll tax withholdings and payments with respect to such Workers’ compensation, and Company will not be responsible to provide the Workers with any compensation or employee benefits.

14.	MISCELLANEOUS

14.1 Independent Contractor. Developer is an independent contractor for Company. Nothing in this Agreement will be construed as creating an employer-employee relationship, partnership or joint venture, as a guarantee of future employment or projects, as a limitation upon Company’s sole discretion to terminate this Agreement at any time without cause, or as creating an exclusive relationship or minimum commitment. Developer is not authorized to assume, create or incur any liability on behalf of Company.

14.2 Notices. All notices and requests in connection with this Agreement will be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed to those contained in this Agreement or such other address as the party to receive the notice or request so designates by written notice to the other.

14.3 Assignment. Developer may not assign this Agreement, or any rights or obligations hereunder, whether by operation of contract, law or otherwise, except with the express written consent of Company, and any attempted assignment by Developer in violation of this section will be void. For purposes of this Agreement, an “assignment” by Developer under this section will be deemed to include, without limitation, each of the following: (a) a change in beneficial ownership of Developer of greater than twenty percent (20%) (whether in a single transaction or series of transactions) if Developer is a partnership, trust, limited liability company or other like entity; (h) a merger of Developer with another party, whether or not Developer is the surviving entity; (c) the acquisition of more than twenty percent (20%) of any class of Developer’s voting stock (or any class of non-voting security convertible into voting stock) by another party (whether in a single transaction or series of transactions); and (d) the sale or other transfer of more than fifty percent (50%) of Developer’s assets (whether in a single transaction or series of transactions). In the event of such assignment or attempted assignment by Developer, Company will have the right to immediately terminate this Agreement.

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14.4 Governing Law and Forum. This Agreement will be construed and controlled by the laws of the State of New York, United States of America, without reference to the conflicts of law provisions thereof. All disputes arising out of this Agreement will be subject to the exclusive jurisdiction of either the state or federal courts located in New York, New York, United States of America.

14.5 Construction. This Agreement does not constitute an offer by Company and it will not be effective until signed by both parties. This Agreement (including any Schedules) constitutes the entire agreement between the parties with respect to the Work and all other subject matter hereof and merges all prior and contemporaneous communications. It may not be modified except by a written agreement signed on behalf of Developer and Company by their respective duly authorized representatives. Any party’s delay or failure to require performance of any provision of this Agreement will not in any way diminish or prejudice the right of such party to require performance of that provision, and any waiver by a party of a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach of this Agreement. If any provision of this Agreement is found to be invalid or unenforceable, then it will be enforced to the maximum extent permitted to effectuate its original purpose, and the remainder of this Agreement will remain in full force and effect.

IN WITNESS WHEREOF, intending to be legally bound by the terms of this Agreement, have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

KANGE CORP.                                                                                  ALEKSANDR MIHAILISHIN

By: /s/ Dmitri Brakin

                                                                                                                /s/ Aleksandr Mihailishin

Name:  Dmitri Brakin                                                                            Name:  Muras Gusinov

Title: President

Date: November 22, 2013                                                                       Date: November 22, 2013

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